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                                                                    Exhibit 5.01


                                 May 29, 2003

VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by VERITAS Software Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission on or about May 29, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 14,600,000 shares of the Company's common stock, $0.001 par value per share (the "SHARES"), subject to issuance by the Company upon the exercise of (a) options to purchase an aggregate of 14,000,000 shares of its common stock granted or to be granted under the Company's 2003 Stock Incentive Plan (the "2003 PLAN") and (b) rights to purchase an aggregate of 600,000 shares of its common stock granted or to be granted under the Company's 2002 Employee Stock Purchase Plan (the "ESPP") and the Company's 2002 International Employee Stock Purchase Plan (together with the ESPP, the "PURCHASE PLANS").

         In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

         (1) the Company's Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on May 28, 1999, the Certificate of Amendment to the Company's Amended and Restated Certificate of Amendment filed with the Delaware Secretary of State on May 28, 1999, and the Certificate of Amendment to the Company's Amended and Restated Certificate of Amendment filed with the Delaware Secretary of State on May 16, 2000, each as certified by the Delaware Secretary of State on January 13, 2003;

         (2) the Company's Bylaws, as amended and restated on July 18, 2000, certified by the Company's Assistant Secretary on January 27, 2003;

         (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

         (4) the Prospectuses prepared for the 2003 Plan and the Purchase Plans in connection with the Registration Statement;

         (5) the minutes of a meeting of the Board of Directors of the Company held on February 11, 2003 and the draft resolutions approved at a meeting of the Board of Directors of the Company held on May 13, 2003 relating to the adoption of the 2003 Plan, the filing of the Registration Statement and the reservation of the shares of common stock for sale and issuance under the 2003 Plan;
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VERITAS Software Corporation
May 29, 2003
Page 2

         (6) the minutes of a meeting of the Board of Directors of the Company held on February 27, 2002 and the minutes of a meeting of the Board of Directors of the Company held on May 14, 2002 relating to the adoption of the Purchase Plans, the filing of the Registration Statement and the reservation of the shares of common stock for sale and issuance under the Purchase Plans;

         (7) the minutes of a meeting of the Stockholders of the Company held on May 14, 2002 relating to the approval of the ESPP;

         (8) a certificate from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of May 27, 2003, which number was confirmed by the Company on the date hereof; and

         (9) a Management Certificate (the "MANAGEMENT CERTIFICATE") addressed to us and dated as of even date herewith and executed by the Company containing factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

         Based upon the foregoing, it is our opinion that the 14,600,000 shares of the Company's common stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the 2003 Plan and purchase rights granted or to be granted under the Purchase Plans when issued, sold and delivered in accordance with the applicable plan and option or purchase agreements to be entered into thereunder and in the manner, and for the consideration stated in the Registration Statement and the applicable Prospectus, will be validly issued, fully paid and nonassessable.
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VERITAS Software Corporation
May 29, 2003
Page 3

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

                                             Very truly yours,


                                             /s/ Fenwick & West LLP
                                             FENWICK & WEST LLP